                                                                  Exhibit 1(a)
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                                                                EXECUTION COPY









                           NORTHWEST AIRLINES, INC., ISSUER



                      NORTHWEST AIRLINES CORPORATION, GUARANTOR




                              Pass Through Certificates
                                    Series 1997-1



                                UNDERWRITING AGREEMENT











Dated as of September 16, 1997

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

                           NORTHWEST AIRLINES, INC., ISSUER
                      NORTHWEST AIRLINES CORPORATION, GUARANTOR
                       Pass Through Certificates, Series 1997-1

                                UNDERWRITING AGREEMENT

                                        Dated as of September 16, 1997

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated


c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010


Dear Sirs:

    Northwest Airlines, Inc., a Minnesota corporation (the "Company"), in connection with the financing of the debt portion of twelve aircraft leveraged leases, proposes that State Street Bank and Trust Company, as trustee (the "Trustee"), issue and sell to the underwriters named in Schedule B hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final distribution dates set forth on Schedule A hereto (the "Offered Certificates") on the terms and conditions stated herein. The aggregate principal amount of Offered Certificates due on each such final distribution date is referred to as a "Pass Through Certificate Designation". The Offered Certificates will be issued pursuant to a Pass Through Trust Agreement dated as of June 3, 1996 (the "Basic Agreement"), among Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), the Company and the Trustee, as supplemented with respect to each series of Offered Certificates by a separate Pass Through Trust Supplement, to be dated as of September 25, 1997 (individually, a "Trust Supplement"), among the Guarantor, the Company and the Trustee (the Basic Agreement as supplemented by each Trust Supplement being referred to herein individually as a "Designated Agreement" and collectively as the "Designated Agreements"). As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule B and the term "you" shall mean Credit Suisse First Boston Corporation.

    The Trust Supplements are related to the creation and administration of Northwest Airlines Pass Through Trust Series 1997-1A (the "Class A Trust"), Northwest Airlines Pass Through Trust Series 1997-1B (the "Class B Trust") and Northwest Airlines Pass Through Trust Series 1997-1C (the "Class C Trust"; together with the Class A Trust and the Class B Trust, the "Trusts"). Certain amounts of interest payable on the Offered Certificates to be issued by the Class A Trust, the Class B Trust and the Class C Trust will be entitled to the benefits of a separate liquidity facility for each such Trust. Royal Bank of Canada (the "Liquidity Provider") will enter into three separate revolving credit agreements (each, a "Liquidity Facility") to be dated as of September 25, 1997 for the benefit of the holders of the Offered Certificates issued by the Class A Trust, the Class B Trust and the Class C Trust, respectively. The Liquidity Provider and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of September 25, 1997 (the "Intercreditor Agreement") among the Trusts, State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "Subordination Agent"), and the Liquidity Provider.

    The Guarantor and the Company have filed with the Securities and Exchange Commission (the "Commission") two shelf registration statements on Form S-3 (File No. 333-28649 and File No. 333-13307) relating to certain classes of securities (the "Second Registration Statement" and the "First Registration Statement", respectively; the Second Registration Statement constitutes Post-Effective Amendment No. 3 to the First Registration Statement; the Second and the First Registration Statement, collectively, including the exhibits to each thereof and the documents filed by the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "Registration Statements") and, in each case, the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statements have been declared effective by the Commission. A prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 5(b) hereof, will be prepared and filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any such prospectus supplement in the form or forms filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement"). The basic prospectus included in the Second Registration Statement relating to all offerings of pass through certificates under the Second Registration Statement, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Guarantor with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Second Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

    Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Designated Agreements or in the Indentures referred to in the Designated Agreements; provided that as used in this Agreement, the term "Operative Documents" shall include the Designated Agreements.

    Section 1. Representations and Warranties. The Guarantor and the Company represent and warrant to and agree with each Underwriter that:

         (a) The Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act; the Registration Statements have become effective; on the effective date of each Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Guarantor of any annual report on Form 10-K after the original effective date of each Registration Statement, each Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and neither Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and on the Closing Date (as defined below), neither the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statements which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

         (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

         (c) Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, incorporated by reference in the Registration Statements, are independent public accountants within the meaning of the Securities Act.

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                                       4

         (d) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Company.

         (e) The consolidated financial statements included or incorporated by reference in the Registration Statements present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statements present fairly the information required to be stated therein.

         (f) Each of the Guarantor and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement and the Operative Documents to which it is, or is to be, a party; and each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects or results of operations of the Guarantor and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

         (g)  The Company is a "citizen of the United States" (as defined in
    Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation
    (the "Federal Aviation Act"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through NWA Inc., a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

         (h) The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, have each been duly authorized by the Guarantor or the Company, as the case may be, are or will be substantially in the form heretofore supplied to you and, when duly executed and delivered by the Guarantor or the

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                                      5

    Company, as the case may be, will constitute valid and binding obligations of the Guarantor or the Company, as the case may be, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statements and has been duly qualified under the Trust Indenture Act. On the respective Delivery Dates, the related Leases and other Operative Documents to which the Guarantor and/or the Company is, or is to be, a party will constitute the valid and binding obligations of the Guarantor and/or the Company, as the case may be, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Offered Certificates, the Equipment Notes, the Indentures, the Designated Agreements and the Leases and other Operative Documents to which the Guarantor and/or the Company is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus.

         (i) The Offered Certificates, when duly executed, authenticated and delivered by the Trustee in accordance with the terms of the Designated Agreements and this Agreement, will be duly issued under the Designated Agreement and will constitute valid and binding obligations of the Trustee, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the holders thereof will be entitled to the benefits of the Designated Agreements.

         (j) The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the related Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee and the holders thereof will be entitled to the benefits of such Indenture, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (k) Except as disclosed in the Prospectus, since the respective dates as of which information is given in the Prospectus, there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Guarantor and its subsidiaries considered as one enterprise.

         (l) Neither the Guarantor nor the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect.
    The execution and delivery by the Guarantor and/or the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, the consummation by the Guarantor and the Company of the transactions contemplated in this Agreement and such Operative Documents, and compliance by the Guarantor and the Company with the terms of this Agreement and such Operative Documents do not and will not result in any violation of the charter or by-laws of the Guarantor or the Company, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Guarantor or the Company under
    (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument included or incorporated by reference as an exhibit to the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Guarantor's Quarterly Reports on Form 10-Q for the quarterly periods ended on March 31, 1997 and June 30, 1997 or included as an exhibit to the Registration Statements, to which the Guarantor or the Company is a party or by which either may be bound or to which any of their respective properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Guarantor or the Company or any of their respective properties other than the securities or Blue Sky or similar laws of the various states and foreign jurisdictions (except, in the case of either clause (A) or (B), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect.

         (m) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Offered Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Guarantor and/or the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions and except for filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code as is in effect in Utah and Minnesota, which filings or recordings shall have been made, or duly presented for filing, on or prior to the Closing Date.

         (n) Except as disclosed in the Prospectus, there is no action, suit or proceedings before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Guarantor or the Company, threatened against the Guarantor or the Company that is required to be disclosed in the Prospectus or that could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement and the Participation Agreements; the aggregate of all pending legal or governmental proceedings to which the Guarantor or the Company is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not reasonably be expected to have a Material Adverse Effect.

         (o) There are no contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described and filed as required.

         (p) The Guarantor and its subsidiaries possess adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

    Any certificate signed by a duly authorized officer of the Guarantor or the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with this Agreement or the offering of the Offered Certificates shall be deemed a representation and warranty by the Guarantor or the Company, as the case may be, to the Underwriters as to the matters covered thereby.

    Section 2.  Purchase and Sale.

         (a) Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Guarantor and the Company agree to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule B.

         (b) The Guarantor and the Company are advised by you that the Underwriters propose to make a public offering of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable. The

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                                       8

    Guarantor and the Company are further advised by you that the Offered Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any, and to certain dealers selected by the Underwriters at concessions not in excess of the concessions set forth in the Prospectus, and that the Underwriters may allow, and such dealers may reallow, concessions not in excess of the concessions set forth in the Prospectus to certain other dealers.

         (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the Offered Certificates, each Owner Trustee will pay to the Underwriters in aggregate an amount equal to 0.90% of the aggregate principal amount of each Pass Through Certificate Designation (to the extent that such Designation relates to Equipment Notes to be issued by such Owner Trustee) set forth in Schedule B; provided that if any Owner Trustee fails to pay such amounts when due, the Company will pay such amounts. Such payment shall be made simultaneously with the payment by the Underwriters to the Trustee of the purchase price of the Offered Certificates as specified in
    Section 2(a) hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds.

    Section 3.  Delivery of and Payment for the Offered Certificates.

         (a) Delivery of and payment for the Offered Certificates shall be made at the offices of Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York 10017-3954 at 10:00 A.M. on September 25, 1997 or such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Trustee by wire transfer. The Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Date.

         (b) The Company agrees to have the Offered Certificates available for inspection and checking by you in New York, New York not later than 1:00 P.M. on the business day prior to the Closing Date.

         (c) It is understood that each Underwriter has authorized you for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Certificates that it has agreed to purchase. You, individually and not as a representative, may (but shall not be obligated to) make payment of the purchase price for the Offered Certificates to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

    Section 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement are subject to the following conditions:

         (a) On the Closing Date, no stop order suspending the effectiveness of either Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

         (b) On the Closing Date, you shall have received opinions of Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft, as counsel for the Guarantor and the Company, each dated the Closing Date, in form and substance satisfactory to you, the Guarantor and the Company and substantially to the effect, taken together, set forth in Exhibit A hereto.

         (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Guarantor and the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B hereto.

         (d) On the Closing Date, you shall have received an opinion of Bingham, Dana & Gould LLP, as counsel for the Trustee, substantially to the effect set forth in Exhibit C hereto.

         (e) On the Closing Date, you shall have received an opinion of Shearman & Sterling, as counsel for the Underwriters, dated as of the Closing Date, with respect to the issuance and sale of the offered Certificates, the Registration Statements, the Prospectus and other related matters as the Underwriters may reasonably require.

         (f) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change in the condition (financial or other), business, properties, results of operations or prospects of the Guarantor and its subsidiaries considered as one enterprise that, in your judgment, is so material and adverse that it makes it impracticable or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Certificates.

         (g) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by the President or a Senior or Executive Vice President of each of the Guarantor and the Company, to the effect set forth in paragraph (f) above and to the effect that the representations and warranties of the Guarantor and the Company contained in this Agreement and in each of the Participation Agreements and the Operative Documents to which the Guarantor and/or the Company, as the case may be, is a party shall be true and correct as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and that the Guarantor and the Company shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

         (h) On the Closing Date, you shall have received the letters specified in Exhibit D at the date hereof and on the Closing Date.

         (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the rating accorded any of the Guarantor's or the Company's securities, including the Offered Certificates, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or any public announcement that any such organization has under surveillance or review its ratings of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

         (j) The Guarantor and the Company shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in
    Section 4(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Guarantor or the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

         (k) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Guarantor and the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Guarantor, the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Guarantor, the Company or any of its affiliates and (iii) is not connected with the Guarantor, the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         (l) On the Closing Date, the Offered Certificates shall be rated "A", in the case of the Offered Certificates of the Class A Trust, "BBB", in the case of the Offered Certificates of the Class B Trust and "BBB-", in the case of the Offered Certificates of the Class C Trust, by Standard & Poor's Ratings Service; and "A3", in the case of the Offered Certificates of the Class A Trust, "Baa2", in the case of the Offered Certificates of the Class B Trust and "Baa3", in the case of the Offered Certificates of the Class C Trust, by Moody's Investors Services, Inc.

    The Guarantor and the Company agree to furnish, promptly after the Closing Date and the applicable Delivery Date, to the Underwriters a copy of each opinion required to be delivered under the applicable Participation Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

    Section 5. Certain Covenants of the Company. The Guarantor and the Company covenant with each Underwriter as follows:

         (a) To furnish to you one copy (certified by a duly authorized officer of the Company) and as many conformed copies of each Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after such Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period mentioned in paragraph (d) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, will furnish to you, for each of the Underwriters, one conformed copy of the Registration Statements (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

         (b) Promptly following the execution of this Agreement, the Guarantor and the Company will prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the Preliminary Prospectus Supplement or the basic prospectus included in the Second Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Guarantor and the Company deem appropriate in connection with the offering of the Offered Certificates. The Guarantor and the Company will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

         (c) Before amending or supplementing the Registration Statements or the Prospectus, to furnish each Underwriter a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object; provided that the foregoing shall not prevent the Guarantor from filing reports required to be filed by it pursuant to the Exchange Act, provided further that the Guarantor shall have provided you with a copy of any such report prior to its filing with the Commission.

         (d) If, during such period after the first date of the public offering of the Offered Certificates as the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Guarantor and the Company, to amend the Registration Statements or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, to amend the Registration Statements or amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statements or the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

         (e) During the period mentioned in paragraph (d) above, to notify you immediately, (i) of the effectiveness of any amendment to the Registration Statements, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statements, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statements or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (f) To use their respective reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to maintain such qualifications in effect for so long as required for the distribution of such Offered Certificates and to pay all expenses (including filing fees and fees and disbursements of counsel) in connection with such qualification and with (i) the review (if any) of the offering of the Offered Certificates by the National Association of Securities Dealers, Inc., (ii) the determination of the eligibility of the Offered Certificates for investment under the laws of such jurisdictions as you may designate and (iii) the preparation of any Blue Sky or Legal Investment Memorandum; provided, however, that neither the Guarantor nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) To make generally available to the Guarantor's security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering
    (i) a period of 12 months beginning after the effective date of the Second Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor's fiscal quarter next following the date of this Agreement.

         (h) For a period of five years after the Closing Date, to make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of Offered Certificates or the Guarantor to its security holders generally; provided that at such time the Guarantor has securities registered under Section 12(b) or 12(g) of the Exchange Act.

         (i) Between the date of this Agreement and the Closing Date, neither the Guarantor nor the Company will without your prior written consent offer, sell, or enter into any agreement to sell, any public debt securities registered under the Securities Act (other than the Offered Certificates) or any debt securities which may be resold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A thereunder and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

         (j) The Guarantor, during the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, will, subject to Section 5(c), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (k) To comply to the best of their abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Prospectus.

    Section 6. Payment of Expenses. The Guarantor and the Company will pay or cause to be paid all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Offered Certificates, (d) the fees and disbursements of counsel and accountants for the Guarantor and the Company,
(e) the qualification of the Offered Certificates under the applicable securities laws in accordance with Section 5(f), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (g) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Offered Certificates and the Operative Documents, (h) the fees and disbursements of counsel for the Underwriters, (i) all fees and expenses relating to appraisals of the Aircraft and (j) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement. The Guarantor and the Company will also cause to be paid all expenses incident to the performance of its obligations under the Leases and the Indentures and each of the other agreements and instruments referred to in the Indentures and the Participation Agreements.

    If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 8, the Guarantor and the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

    Section 7.  Indemnification and Contribution.

         (a) The Guarantor and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Guarantor or the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Guarantor or the Company in writing by such Underwriter through you expressly for use therein; provided that the Company shall not be liable in the case of any matter covered by this Section 7(a) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; provided further that such indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such subsequent Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Guarantor and the Company with their delivery requirements set forth in Section
    5(b) hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Guarantor and the Company, each of their directors, each of their officers who signed the Registration Statements and each person, if any, who controls the Guarantor or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Guarantor and the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Guarantor or the Company in writing by such Underwriter through you expressly for use in the Registration Statements, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
    (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Credit Suisse First Boston Corporation, in the case of parties indemnified pursuant to paragraph (a) above, and by the Guarantor or the Company, in the case of parties indemnified pursuant to paragraph (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Guarantor and the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Guarantor and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Guarantor and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Trusts and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Guarantor and the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Certificates they have purchased hereunder, and not joint.

         (e) The Guarantor, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)  The indemnity and contribution provisions contained in this
    Section 7 and the representations and warranties of the Guarantor and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Offered Certificates.

    Section 8. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

    Section 9. Default. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates specified to be purchased by them in Schedule A bears to the aggregate principal amount of Offered Certificates specified to be purchased by all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Guarantor or the Company, except that the Guarantor and the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the

Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    Section 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                            -----------------------------

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Guarantor, the Company and each Underwriter in accordance with its terms.

                                  Very truly yours,

                                  NORTHWEST AIRLINES, INC.


                                  By: Joseph E. Francht, Jr.
                                      ----------------------
                                  Name:  Jospeh E. Francht, Jr.
                                  Title: Senior Vice Presdient-Finance &
                                    Treasurer



                                  NORTHWEST AIRLINES
                                  CORPORATION


                                  By:  Joseph E. Francht, Jr.
                                       ----------------------
                                  Name:     Jospeh E. Francht, Jr.
                                  Title:    Senior Vice Presdient-Finance &
                                            Treasurer

Accepted as of the date first
    above written:

Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated



By: CREDIT SUISSE FIRST BOSTON
        CORPORATION


By:      /s/ Thomas L. Smith
         --------------------
Name:    Thomas L. Smith
Title:   Director

                                      EXHIBIT A

                                 Form of Opinions of
             Simpson Thacher & Bartlett and Cadwalader, Wickersham & Taft

         (i) The Guarantor has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statements and Prospectus;

         (ii) Assuming that the Offered Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Trustee pursuant to the respective Designated Agreements, the Offered Certificates constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity and by an implied covenant of good faith and fair dealing; and the holders of the Offered Certificates are entitled to the benefits of the respective Designated Agreements;

         (iii) The Offered Certificates and the Operative Documents conform as to legal matters in all material respects to the descriptions thereof, if any, contained in the Prospectus, and the description of the Offered Certificates conforms in all material respects to the rights set forth in the instruments defining the same;

         (iv) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court is required for the valid authorization, issuance and delivery of the Offered Certificates, the valid authorization, execution, delivery and performance by the Guarantor and the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states and except for any filings or recordings with the FAA (as to which such counsel need express no opinion);

         (v) Each of the Registration Statements has become effective under the Securities Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the Basic Agreement has been duly qualified under the Trust Indenture Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statements has been issued and no proceedings for that purpose have been instituted or threatened;

         (vi) The Registration Statements, the Prospectus and each amendment thereof or supplement thereto (except for the financial statements and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Designated Agreements conform in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

         (vii) This Agreement has been duly authorized, executed and delivered by the Guarantor and the Company;

         (viii) The Designated Agreements have each been duly authorized, executed and delivered by the Guarantor and/or the Company, as the case may be, and each is a valid and binding obligation of the Guarantor and/or the Company, as the case may be, enforceable against the Guarantor and/or the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity and by an implied covenant of good faith and fair dealing;

         (ix) The Leases and other Operative Documents to which the Guarantor and/or the Company is, or is to be, a party have been duly authorized and, on the respective Delivery Dates, the related Leases and other Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, upon due execution and delivery by the Guarantor and/or the Company, as the case may be, will each be a valid and binding obligation of the Guarantor and/or the Company enforceable against the Guarantor and/or the Company, as the case may be, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity and by an implied covenant of good faith and fair dealing and, except, in the case of each Lease, as limited by applicable laws which may affect the remedies provided in such Lease, which laws, however, do not in such counsel's opinion make the remedies provided in such Lease inadequate for the practical realization of the rights and benefits provided thereby;

         (x) The statements set forth under the headings "Description of the Certificates", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement" and "Description of the Equipment Notes" in the Second Registration Statement and the Prospectus, insofar as such statements purport to summarize certain provisions of the Offered Certificates, the Designated Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Equipment Notes and the other Operative Documents provide a fair summary of such provisions. The statements in the Second Registration Statement and Prospectus under the headings "Certain United States Federal Income Tax Consequences" and "ERISA Considerations", insofar as they purport to constitute summaries of the terms of federal statutes and rules and regulations thereunder, constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects;

         (xi) To such counsel's knowledge, there are no pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required;

         (xii) The Trusts created by the Designated Agreements would not be classified as an association taxable as a corporation for federal income tax purposes, but rather, would be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and each Certificate Owner would be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in such Trust;

         (xiii) Upon consummation of the transactions contemplated by the Participation Agreements on the respective Delivery Dates, each Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under such Lease pursuant to the Indenture corresponding to such Lease, is or will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the related Indenture; and Section 1110 of the Bankruptcy Code conforms in all material respects to the description thereof contained in "Description of the Equipment Notes - Remedies" in the Prospectus;

         (xiv) The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Although counsel is not aware of any judicial authority, none of the Trusts is required to be registered under the Investment Company Act of 1940, as amended;

         (xv) Upon consummation of the transactions contemplated by the Participation Agreements on the Closing Date, assuming due authorization, execution and delivery by the related Owner Trustee and due authentication by the Indenture Trustee, the Equipment Notes will constitute valid and binding obligations of such Owner Trustee, enforceable against such Owner Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally, by general principles of equity and by an implied covenant of good faith and fair dealing; and the holders of the Equipment Notes will be entitled to the benefits of the respective Indentures;

         (xvi) Assuming due authorization, execution and delivery of the Designated Agreements by the Trustee, each Designated Agreement constitutes the valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity;

         (xvii) Except for (i) any registration, filing or recording that may be required under the Federal Aviation Act (as to which such counsel need express no opinion), and (ii) the filing of Uniform Commercial Code ("UCC") financing statements (and subject to the timely filing in the future of continuation statements with respect thereto) contemplated by the Operative Documents, no further registration, filing or recording of any document is necessary under the laws of the United States of America or the State of New York to create and perfect the security interest in the Airframe, the Engines and each of the Leases in favor of the Indenture Trustee created by the applicable Indenture. Such counsel notes that under
    Section 9-103(3) of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC"), the necessity for the filing of any such financing statements is governed by the laws of the jurisdiction where the debtor is located (which such counsel understands in this case to be the State of Utah); and

         (xviii)   Each Indenture creates for the benefit of the holders of the
    Equipment Notes issued thereunder the security interest it purports to create in the property, rights and privileges of the Owner Trustee described in the Granting Clause thereof to the extent that the New York UCC applies to a security interest in such property;

and to such further effect with respect to other legal matters relating to this Agreement, the Participation Agreements, the Designated Agreements and the Leases and other Operative Documents and the sale of the Certificates hereunder as counsel for the Underwriters may reasonably request.

    Such opinion shall also state that, in connection with the preparation of the Registration Statements and the Prospectus, such counsel have examined various documents and other papers, including the documents incorporated by reference in the Registration Statements and the Prospectus, and participated in conferences with representatives of the Guarantor and the Company and their independent accountants and with representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statements and the Prospectus and related matters were discussed. Such opinion may state that, except with respect to the matters set forth in paragraphs (iii), (x), and
(xiii) above, such counsel have not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, or the documents incorporated by reference therein, and have not made an independent investigation of facts for the purpose of rendering such opinion. Such opinion shall state, however, that, in the course of such examination and during the above-mentioned conferences, no facts came to such counsel's attention that cause them to believe (A) that either Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), at the time such Registration Statement or any such amendment became effective or on the date of the filing by the Guarantor of its most recent Annual Report on Form 10-K after the original effective date of such Registration Statement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus Supplement was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel express no opinion), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    In such opinion, such counsel may assume that each of the parties to each of the applicable documents, other than the Guarantor and the Company, has full power, authority and legal right to enter into such documents and that each such document has been duly authorized, executed and delivered by each of such parties. In addition, such counsel may rely upon the opinions of counsel for the Owner Trustee, counsel for the Trustee and the Indenture Trustee, and special counsel for Aviation Act matters and may state that their opinion is limited to matters governed by the laws of the State of New York, the corporate law of the State of Delaware and the federal law of the United States.

                                      EXHIBIT B

                        Form of Opinion of the General Counsel
                           of the Guarantor and the Company

         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement, the Designated Agreements and the Operative Documents to which the Company is, or is to be, a party;

         (ii) Each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in the Agreement);

         (iii)  The Company is a "citizen of the United States" (as defined in
    Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; there is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through NWA Inc., a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind;

         (iv) To the best of such counsel's knowledge, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described or referred to in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described, referred to or filed as required;

         (v) The execution and delivery by the Guarantor and/or the Company, as the case may be, of this Agreement and the Operative Documents to which the Guarantor and/or the Company, as the case may be, is a party, the issuance and sale of the Offered Certificates, the consummation by the Guarantor and/or the Company, as the case may be, of the transactions contemplated in this Agreement and such Operative Documents and compliance by the Guarantor and/or the Company, as the case may be, with the terms hereof and thereof do not and will not result in any violation of the charter or by-laws of the Guarantor or the Company, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Permitted Liens) upon any property or assets of the Guarantor or the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument included or incorporated by reference as an exhibit to the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Guarantor's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997 or included as an exhibit to the Second Registration Statement, to which the Guarantor or the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect, (B) any existing law, rule or regulation applicable to the Guarantor or the Company (other than the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Guarantor or the Company or any of their respective properties;

         (vi) This Agreement has been duly authorized, executed and delivered by the Company; and

         (vii) The documents incorporated by reference in the Prospectus (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

    In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Registration Statements, the Prospectus and the documents incorporated by reference therein and nothing has come to such counsel's attention that leads him to believe that the Registration Statements (including the documents incorporated by reference therein pursuant to Item 12 of Form S-3) at the time such Registration Statements became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the documents incorporated by reference therein pursuant to Item 12 of Form S-3) as of the date of this Agreement or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Registration Statements or Prospectus or the Statement of Qualification on Form T-1.

                                      EXHIBIT C

                                 Form of Opinion of
                              Bingham, Dana & Gould LLP


         (i) State Street Bank and Trust Company ("State Street") is a trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and, in its individual capacity or as trustee, has the full corporate power and authority to execute, deliver and perform its obligations under each Designated Agreement and the other Operative Documents to which it is a party; State Street Bank and Trust Company of Connecticut, National Association ("State Street Connecticut"), is a national banking association in good standing under the laws of the State of Connecticut and, in its individual capacity or as Subordination Agent, has the full corporate power and authority to execute, deliver and perform its obligations under the Intercreditor Agreement and the other Operative Documents to which it is a party; and each of State Street and State Street Connecticut is a "citizen of the United States" as defined in 49 U.S.C. Section 40102;

         (ii) The execution, delivery and performance by State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, of the Designated Agreements and the other Operative Documents to which it is a party has been duly authorized by all necessary corporate action on the part of State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, and the Designated Agreements and the other Operative Documents to which it is a party constitute the valid and binding obligations of State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, enforceable against State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

         (iii) The Offered Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Trustee pursuant to the respective Designated Agreements; and the holders of the Offered Certificates are entitled to the benefits of the related Designated Agreements;

         (iv) The authorization, execution, delivery and performance by State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, of the Designated Agreements and the other Operative Documents to which it is or will be a party and the Offered Certificates and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance of the Offered Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association or By-Laws of State Street or State Street Connecticut, and do not and will not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street or State Street Connecticut under any indenture, mortgage or other agreement or instrument known to such counsel to which State Street or State Street Connecticut is a party or by which it or any of its property is bound, or any Massachusetts or Connecticut (as applicable) or Federal law, rule or regulation governing State Street's or State Street Connecticut's banking or trust powers, or of any judgment, order or decree known to such counsel to be applicable to State Street or State Street Connecticut, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction of State Street or State Street Connecticut or their respective properties;

         (v) No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any Federal or state governmental authority or agency pursuant to any Federal or Connecticut or Massachusetts (as applicable) law governing the banking or trust powers of State Street or State Street Connecticut is required for the authorization, execution, delivery and performance by State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent of the Designated Agreements and the other Operative Documents to which it is or will be a party or the consummation of any of the transactions by State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent contemplated thereby or the issuance of the Offered Certificates under the Designated Agreements (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law;

         (vi) There are no taxes, fees or other governmental charges payable under the laws of the Commonwealth of Massachusetts, the State of Connecticut or any political subdivision of either such State in connection with the execution and delivery by State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, of the Designated Agreements and the other Operative Documents or in connection with the issuance, execution and delivery of the Offered Certificates by the Trustee pursuant to the Designated Agreements;

         (vii) The statements in the Registration Statements and in the Prospectus under the caption "Certain Massachusetts and Connecticut Taxes" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared and reviewed by such counsel and are correct in all material respects;

         (viii) To such counsel's knowledge, there are no proceedings pending or threatened against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect any Trust or question the right, power and authority of State Street, the Indenture Trustee, the Trustee, State Street Connecticut or the Subordination Agent, as the case may be, to enter into or perform its obligation under the Operative Documents; and

         (ix) Each of the Equipment Notes to be delivered to and registered in the name of the Subordination Agent pursuant to the Participation Agreements shall be held by the Subordination Agent as the trustee of the Trustee under each Trust on behalf of the Certificateholders of such Trust.

                                      EXHIBIT D


                    Matters to be covered by Letter or Letters of
                                 Independent Auditors

    Ernst & Young LLP shall have furnished to the Underwriters letters, dated as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent auditors with respect to Northwest Airlines Corporation (NWA Corp.) within the meaning of the Securities Act and stating (or confirming a prior letter) in effect that:

         (a) In their opinion, the consolidated financial statements of NWA Corp. and its subsidiaries, and the supporting schedules, included or incorporated by reference in the Second Registration Statement and the Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder.

         (b) On the basis of a reading of the unaudited consolidated financial statements of NWA Corp. and its subsidiaries contained in the Quarterly Report of NWA Corp. on Form 10-Q for the quarter ended June 30, 1997 incorporated by reference in the Second Registration Statement and the Prospectus, carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the directors of NWA Corp. and inquiries of certain officials of NWA Corp. and its subsidiaries who have responsibility for financial and accounting matters of NWA Corp. and its subsidiaries, as to transactions and events subsequent to the date of the most recent audited consolidated financial statements incorporated by reference in the Second Registration Statement and the Prospectus, nothing came to their attention that caused them to believe that:

              (A) any material modifications should be made to the unaudited consolidated financial statements of NWA Corp. and its subsidiaries included or incorporated by reference in the Second Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of NWA Corp. and its subsidiaries incorporated by reference in the Second Registration Statement and the Prospectus or that such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published instructions, rules and regulations thereunder;

              (B) the unaudited capsule information of NWA Corp. and its subsidiaries, if any, included or incorporated by reference in the Second Registration Statement and the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements of NWA Corp. from which it was derived or was not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of NWA Corp. included or incorporated by reference in the Second Registration Statement and the Prospectus;

              (C) (I) as of the latest date as of which NWA Corp. and its subsidiaries have monthly financial statements, there was any decrease in the capital stock or additional paid-in capital, or increase in long-term indebtedness of NWA Corp. and its subsidiaries, or any decrease in retained earnings, as compared with the amounts shown in the most recent consolidated statement of financial condition of NWA Corp. and its subsidiaries included or incorporated by reference in the Second Registration Statement and the Prospectus or (II) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the Second Registration Statement and the Prospectus and extending through the latest date as of which NWA Corp. and its subsidiaries have monthly financial statements, there was a consolidated net loss; or

              (D) as of specified date not more than five business days prior to the date of the letter, there was any decrease in the capital stock or additional paid-in capital, or increase in long-term indebtedness of NWA Corp. and its subsidiaries as compared with the amounts shown in the most recent consolidated statement of financial condition of NWA Corp. and its subsidiaries included in the Second Registration Statement and the Prospectus;

    except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by NWA Corp. as to the significance thereof, unless said explanation is not deemed necessary by the Underwriters.

         (c) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is expressed in dollars, or percentages derived from dollar amounts, and has been obtained from the general accounting records of NWA Corp.) set forth in the Second Registration Statement, as amended, and the Prospectus, as amended or supplemented, and in Exhibit 12 to the Second Registration Statement, including specified information, if any, included or incorporated from NWA Corp.'s Annual Report on Form 10-K incorporated therein or specified information, if any, included or incorporated from any of NWA Corp.'s Quarterly Reports on Form 10-Q or its Current Reports on Form 8-K incorporated therein, agrees with the accounting records of NWA Corp. and
    its subsidiaries or computations made therefrom, excluding any questions of legal interpretation.

                             SCHEDULE A


   Pass Through     Aggregate                        Final
   Certificate      Principal      Interest       Distribution
   Designation       Amounts          Rate            Date
   ------------   ------------     --------      ---------------

    1997-1A       $125,914,000       7.068%      January 2, 2016

    1997-1B         46,433,000       7.248%      January 2, 2013

    1997-1C         23,462,000       7.039%      January 2, 2007

                             SCHEDULE B






 Underwriters                             1997 - 1A    1997 - 1B    1997 - 1C
 ------------                             -----------  -----------  ----------

Credit Suisse First Boston Corporation    $41,972,000  $15,479,000  $7,822,000
11 Madison Avenue
New York, NY  10010
Notice to:  Transactions Advisory Group

Lehman Brothers Inc.                      $41,971,000  $15,477,000  $7,820,000
3 World Financial Center
New York, NY  10285
Notice to:  Kirk L. Meighan

Morgan Stanley & Co. Incorporated         $41,971,000  $15,477,000  $7,820,000
1585 Broadway
New York, NY  10036
Notice to:  Gerald Pascuicco

Underwriting fees, discounts, commissions
         or other compensation:        $1,762,281